                                ESCROW AGREEMENT

                  ESCROW AGREEMENT (this "Agreement"), dated as of [_______],*/ 1996 among SLEEPY'S, INC., a New York corporation (the "Company"), HARRY ACKER, an individual residing at 61 Bay Colony Drive, Fort Lauderdale, Florida ("Acker") and [________], as escrow agent (the "Escrow Agent").

                                 R E C I T A L S

                  WHEREAS, the Company proposes to sell in a public offering (the "Public Offering") up to 1,581,250 shares of its common stock, par value $0.01 per share (the "Common Stock"), and has engaged Gerard Klauer Mattison & Co., LLC (the "Representative") as underwriter to effect the Public Offering pursuant to an Underwriting Agreement dated as of [_____], 1996, among the Company, Acker and the Representative (the "Underwriting Agreement");

                  WHEREAS, prior to the closing of the Public Offering, the Company will be wholly-owned by Acker;

                  WHEREAS, prior to the date hereof, Sid Patterson filed lawsuits against the Company, Acker and another individual, purportedly in the right of the Company, in the Supreme Court of the State of New York, New York County, styled Sid Patterson v. M.J.R. Bedding Co., Inc., Bedding Discount Centers, Inc., Harold


- --------
*/       The date of the Underwriting Agreement.





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                                                                               2




Acker and Jack Brown, Index No. 576/89 (the "M.J.R. Action") and Sid Patterson
v. Hapat Bedding Corp., Bedding Discount Centers, Inc., Harold Acker and Jack Brown, Index No. 8513/88 (the "Hapat Action" and together with the M.J.R. Action, the "Actions");

                  WHEREAS, the Underwriting Agreement sets forth as a condition precedent to the Representative's obligations thereunder that the Company and Acker shall have entered into an Indemnification Agreement (the "Indemnification Agreement") in which Acker agrees to indemnify the Company against certain obligations arising from the Actions, and any other action, including appeals arising from the Actions, that may hereafter be brought against the Company or Acker in respect of any of the matters relating to such Actions (the Actions, together with such actions, the "Claims"), on the terms therein set forth; and

                  WHEREAS, the Underwriting Agreement also sets forth as a condition precedent to the Representative's obligations thereunder that, concurrently with the execution of the Indemnification Agreement and to secure the obligations of Acker set forth therein, the Company and Acker shall have entered into this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows (certain terms used in this Agreement and not otherwise defined are used with the meanings ascribed to them in Section 11.1):




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                                                                               3




                  1. Establishment of Escrow Fund.

                  Simultaneously with the closing of the Public Offering, Acker agrees to deposit and shall deposit with the Escrow Agent, (i) by wire transfer of immediately available funds, cash in the amount of One Million Dollars ($1,000,000.00) and (ii) either a certificate or certificates representing ___________ shares of Common Stock, which Acker and the Company agree have a value of not less than Five Hundred Thousand Dollars ($500,000.00), based on a value per share equal to the initial public offering price of such shares, or, in the discretion of Acker, additional cash in the amount of Five Hundred Thousand Dollars ($500,000.00) ((i) and (ii), collectively, the "Escrow Deposit"), in order to secure and fund certain of Acker's obligations to the Company as set forth in the Indemnification Agreement. Such Escrow Deposit, as from time to time invested and reinvested as herein provided, less (a) any distributions pursuant to Article 3, (b) any payments pursuant to Section 4.4 and (c) any distributions pursuant to Section 5.4, is sometimes herein called the "Escrow Fund."

                  The Escrow Agent will hold, invest and dispose of the Escrow Fund, and any interest or income earned which the Escrow Fund has received with respect thereto, in accordance with the terms and conditions hereof.

                  2. Investment of the Escrow Fund.

                       2.1 Investment. The Escrow Agent, as directed in writing by the Company, shall invest any or all of the Escrow Fund, and any undistributed



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                                                                               4




interest or income earned which the Escrow Fund has received with respect thereto, in its sole discretion, in any of the following:

                            (a) overnight money market sweep vehicles or mutual
funds of the Escrow Agent or others;

                            (b) marketable obligations issued or unconditionally
guaranteed by the United States of America or any agency or instrumentality thereof, in each case maturing within one year from the acquisition thereof;

                            (c) certificates of deposit (including certificates
of deposit issued by the Escrow Agent, money market certificates and similar instruments) of or accounts with national banks or corporations endowed with trust powers having, in any case, capital and surplus in excess of $100,000,000 at the time of investment, in each case maturing within one year from the acquisition thereof;

                            (d) commercial paper at the time of investment rated
A-1 by Standard & Poor's Ratings Group (a division of McGraw-Hill Inc.) or Prime-1 by Moody's Investors Service, Inc.; and

                            (e) marketable direct obligations issued by any
state of the United States or any political subdivision or public instrumentality thereof, in each case maturing one year from the acquisition thereof, and having as of any date of determination one of the two highest published ratings obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.



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                                                                               5




                  The Escrow Agent shall have no liability for any loss sustained by the Escrow Fund by reason of any investment made in accordance with this Section 2.1 or for any failure to invest all or any part of the Escrow Fund.

                       2.2. Quarterly Statements. As soon as practicable following each March 31, June 30, September 30 and December 31 during the term of this Agreement, the Escrow Agent shall deliver to Acker and the Company a statement (a "Quarterly Statement") setting forth (a) the Value of the Escrow Fund as at such date; (b) the amount of income or interest earned or accrued with respect thereto during the period covered by such Quarterly Statement; (c) in the case of any Quarterly Statement coinciding with the end of a Semi-Annual Period, the amount of income or interest distributable to Acker pursuant to
Article 3 or Section 5.1 with respect to such Semi-Annual Period; and (d) the amounts owed or paid by Acker to the Escrow Agent pursuant to Article 10 with respect to the period covered by such Quarterly Statement.

                  3. Distribution of Income.

                  The amount of the undistributed interest or income earned which the Escrow Fund has received with respect to the Escrow Fund that, when aggregated with the Escrow Fund, exceeds the Escrow Deposit, less any amount owed to the Escrow Agent pursuant to Article 10, shall be accumulated and paid over by the Escrow Agent to Acker as soon as practicable following the last day of each SemiAnnual Period.





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                                                                               6




                  4. Procedures with Respect to Escrow Claims.

                       4.1. Escrow Claims. If the Company has an Escrow Claim, the Company shall give written notice of such claim (an "Escrow Claims Notice") to the Escrow Agent and to Acker. The Escrow Claims Notice delivered to Acker shall describe the Escrow Claim in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of such Escrow Claim.

                       4.2. Response to Escrow Claims. Within 10 days after receipt of any Escrow Claims Notice asserting an Escrow Claim, Acker shall with respect to such Escrow Claim, by notice to the Company and the Escrow Agent, (a) concede liability in whole or in part; or (b) deny liability in whole or in part. The failure of Acker to give such notice within the specified period shall be deemed a concession of liability in whole by Acker with respect to such Escrow Claim, and the failure in such notice to deny liability with respect to the whole of an Escrow Claim shall be deemed a concession of liability by Acker with respect to the portion of such Escrow Claim as to which liability was not denied.

                       4.3. Arbitration of Escrow Claims. If Acker has denied liability in whole or in part pursuant to Section 4.2 with respect to any Escrow Claim, Acker and the Company shall attempt to resolve the dispute with respect to such Escrow Claim as promptly as possible. If Acker and the Company have failed to resolve such dispute within 30 days after Acker has denied liability, the issue of liability shall be submitted to arbitration, in accordance with
Article 7.




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                                                                               7




                       4.4. Payment of Escrow Claims.

                            (a) Any amount paid from the Escrow Fund pursuant to
this Article 4 shall, for purposes of the Indemnification Agreement, be attributed to Acker as constituting satisfaction to that extent of his obligations under the Indemnification Agreement.

                            (b) For all Escrow Claims, the Escrow Agent shall
make payments to the Company from the Escrow Fund (i) promptly following concession of liability by Acker in whole or in part, to the extent of the liability conceded; (ii) promptly following receipt by the Escrow Agent of joint written instructions from the Company and Acker directing that such a payment be made to the Company; or (iii) as directed pursuant to an Arbitration Order of the arbitrator in accordance with Article 7.

                       4.5. Indemnification Payments in Excess of the Escrow Fund. If at any time during the period that this Agreement is in effect the amount of any payment required to be made by the Escrow Agent to the Company pursuant to Section 4.4 exceeds the Value of the Escrow Fund (and all undistributed interest or income earned which the Escrow Fund has received with respect thereto), the Escrow Agent shall pay to the Company the entire Escrow Fund (and all interest or income earned which the Escrow Fund has received with respect thereto), and Acker shall remain liable to the Company for any portion of such required payment that exceeds the amounts so paid to the Company.





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                                                                               8




                           4.6.      Method  of  Payment   of   Escrow   Claims.
The foregoing payments shall be made to the Company by bank check to the address set forth in this Agreement or by wire transfer of immediately available funds to an account designated by the Company.

                  5. Distributions to Acker from the Escrow Fund.

                       5.1. Distribution of Escrow Fund to Acker. Subject to the provisions of this Article 5, the Escrow Agent shall distribute to Acker any undistributed interest or income earned with respect to the Escrow Fund as soon as practicable following the last date of each Semi-Annual Period.

                       5.2. Distribution Notice. Not less than thirty days prior to any pending distribution pursuant to Section 5.1, the Escrow Agent shall give the Company notice (the "Distribution Notice") of any such pending distribution. Within ten days after receipt of the Distribution Notice, the Company shall, by notice to the Escrow Agent with a copy to Acker (a "Distribution Reply"), state
(a) its agreement that the amount specified in the Distribution Notice (or any lesser portion thereof) is properly distributable to Acker; or (b) that it disputes that the amount is properly distributable to Acker and the reasons therefor. Failure by the Company to give a Distribution Reply within the specified period shall be deemed an agreement that the amount specified in the Distribution Notice is properly distributable to Acker in accordance with the provisions of Section 5.1.

                       5.3. Arbitration of Distribution. If the Company gives notice pursuant to Section 5.2 of any dispute with respect to a pending distribution, the




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                                                                               9




parties shall attempt to resolve such dispute as promptly as possible. If the Company and Acker have failed to resolve any such dispute within 30 days after the Company has mailed the Distribution Reply, the issue of the distributable amount shall be submitted to arbitration, in accordance with Article 7.

                       5.4. Distribution Procedure. The Escrow Agent shall make distributions of the Escrow Fund (and all undistributed interest or income earned which the Escrow Fund has received with respect thereto) pursuant to this
Article 5 to Acker (a) promptly following agreement by the Company pursuant to
Section 5.2 to such distribution; (b) promptly following receipt by the Escrow Agent of joint written instructions from the Company and Acker directing that such a distribution be made to Acker; or (c) as directed pursuant to an Arbitration Order of the arbitrator in accordance with Article 7.

                       5.5. Method of Distribution. The foregoing distributions shall be made to Acker by bank check to the address set forth in this Agreement or by wire transfer of immediately available funds to an account designated by Acker in a notice to the Escrow Agent.

                  6. Termination of this Agreement.

                  This Agreement shall terminate (i) upon the termination of all Claims, and the satisfaction by Acker of all his obligations to the Company arising from this Agreement and the Indemnification Agreement, or (ii) payment pursuant to Article 4 of all of the Escrow Fund (and all undistributed interest or income earned which the



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                                                                              10




Escrow Fund has received with respect thereto) and any other sums held by the Escrow Agent under this Agreement.

                  7. Arbitration.

                       7.1. Arbitration Procedures. Issues submitted to arbitration pursuant to Section 4.3 or 5.3 shall be settled by arbitration in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules") by a single arbitrator upon whom the Company and Acker agree. If the Company and Acker are unable to agree upon an arbitrator, one arbitrator shall be selected in accordance with the AAA Rules. All proceedings in any such arbitration shall be conducted in New York, New York. Any judgment upon the award rendered by such arbitrator may be entered in any court of competent jurisdiction. Upon a final determination by the arbitrator with respect to the matters before it, the arbitrator shall notify the Escrow Agent, the Company and Acker thereof (such notice, the "Arbitration Order"). Jurisdiction of such arbitrator shall be exclusive as to disputes relating to the Escrow Agreement between the Company and Acker, and the Company and Acker agree that this agreement to arbitrate shall be specifically enforceable under the law of New York. Neither the Company nor any Acker shall have the right to appeal the Arbitration Order or otherwise to submit a dispute relating to the Escrow Agreement to a court of law.

                       7.2. Arbitration Fees and Expenses. With respect to matters submitted to arbitration, each of the Company and Acker shall bear its own respective



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                                                                              11




costs, fees and expenses (including reasonable fees, expenses and disbursements of attorneys) in connection with such arbitration.

                  8. Duties of Escrow Agent.

                       8.1. Limited Duties and Obligations.

                            (a) The duties, responsibilities and obligations of
the Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement between the Company and Acker or to which any either the Company or Acker is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from either Acker or the Company or any entity acting on its behalf. The Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

                            (b) This Agreement is for the exclusive benefit of
the parties hereto and their respective successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

                            (c) If at any time the Escrow Agent is served with
any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Fund (including but




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                                                                              12




not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Fund), the Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

                            (d) The Escrow Agent shall not be liable for any
action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall the Escrow Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from the parties or any entity acting on behalf of the the Company and Acker, (ii) for any consequential, punitive or special damages, (iii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians, or (iv) for an amount in excess of the value of the Escrow Deposit, valued as of the date of deposit. The Escrow Agent may consult with legal counsel as to any matter relating to this Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel. The Escrow Agent shall not incur any liability for not performing any act or fulfilling any





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                                                                              13




duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or government authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

                       8.2. Indemnification. The Company, on the one hand, and Acker, on the other hand, shall indemnify the Escrow Agent and hold it harmless against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with this Agreement, including the costs and expenses incurred in defending any such claim of liability.

                  9. Resignation; Successor Escrow Agent.

                       9.1. Resignation. The Escrow Agent may resign at any time by giving 30 days' notice of such resignation to the Company and Acker. Thereafter, the Escrow Agent shall have no further obligation hereunder except to hold the Escrow Fund (and all undistributed interest or income earned which the Escrow Fund has received with respect thereto) as depositary. In such event the Escrow Agent shall not take any action until the Company and Acker have designated a banking corporation, trust company or any other mutually acceptable person as successor Escrow Agent. Upon receipt of joint written instructions from the Company and Acker expressly indicating that a successor Escrow Agent has been appointed, the Escrow Agent shall promptly deliver the Escrow Fund (and all undistributed interest




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                                                                              14




or income earned which the Escrow Fund has received with respect thereto) to such successor Escrow Agent and thereafter shall have no further obligations hereunder.

                       9.2. Termination of Escrow Agent. The Company and Acker together may terminate the appointment of the Escrow Agent hereunder upon notice specifying the date upon which such termination shall take effect (the "Termination Notice"). In the event of such termination, the Company and Acker shall within 30 days of the Termination Notice jointly appoint a successor Escrow Agent and upon receipt of joint written instructions from the Company and Acker expressly indicating that a successor Escrow Agent has been appointed, the Escrow Agent shall turn over to such successor Escrow Agent all funds in the Escrow Fund and any other amounts held by it pursuant to this Agreement. Upon receipt of the funds and other amounts, the successor Escrow Agent shall thereupon be bound by all of the provisions hereof.

                  10. Fees and Expenses.

                  Acker shall pay the compensation of the Escrow Agent for the Escrow Agent's services hereunder and all expenses, disbursements and advances (including reasonable attorneys' fees and disbursements) incurred in carrying out the Escrow Agent's duties hereunder. To the extent that such fees or expenses are unpaid, the Escrow Agent shall be entitled to deduct such amounts from any portion of the Escrow Fund to be distributed to Acker in accordance with the terms of this Agreement.




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                                                                              15




                  11. Miscellaneous.

                       11.1. Certain Definitions.

                            (a) As used in this Agreement, the following terms
have the following meanings unless the context otherwise requires:

                  "Escrow Claim" means any claim by the Company for Losses that are subject to indemnification under the Indemnification Agreement.

                  "Loss" has the meaning set forth in Section 1 of the Indemnification Agreement.

                  "Semi-Annual Period" means each semi-annual period ended on December 31 and June 30.

                  "Value" with respect to the Escrow Fund or any asset thereof as at any date, means the aggregate face amount thereof determined by the Escrow Agent, whose determination with respect thereto shall be final.

                            (b) The following capitalized terms are defined in
the following Sections of this Agreement:


Term                                         Section
- ----                                         -------
AAA Rules                                       7.1
Acker                                        Preamble
Actions                                      Recitals
Agreement                                    Preamble
Arbitration Order                               7.1
Claims                                       Recitals
Common Stock                                 Recitals
Company                                      Preamble






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                                                                              16




Term                                         Section
- ----                                         -------
Distribution Notice                             5.2
Distribution Reply                              5.2
Escrow Agent                                 Preamble
Escrow Claims Notice                            4.1
Escrow Deposit                                   1
Escrow Fund                                      1
Indemnification Agreement                    Recitals
Quarterly Statement                             2.2
Public Offering                              Recitals
Representative                               Recitals
Termination Notice                              9.2
Underwriting Agreement                       Recitals


                       11.2. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, sent by facsimile transmission or, if mailed, two days after the date of deposit in the United States mails, as follows:


                              (a)  if to the Company, to:

                                        Sleepy's, Inc.
                                        175 Central Avenue South
                                        Bethpage, New York  11714

                                        Attention:  President
                                        Telephone: (516) 844-8800
                                        Facsimile: (516) 844-8896






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                                                                              17




                                        with a copy to:

                                        Parker Chapin Flattau & Klimpl, LLP
                                        1211 Avenue of the Americas
                                        New York, New York  10036

                                        Attention: Gary J. Simon, Esq.
                                        Telephone: (212) 704-6000
                                        Facsimile: (212) 704-6288

                              (b) if to Acker, to:

                                        Mr. Harry Acker
                                        c/o Sleepy's, Inc.
                                        175 Central Avenue South
                                        Bethpage, New York

                                        Telephone: (516) 844-8800
                                        Facsimile: (516) 844-8845

                                        With a copy to:



                              (c) if to the Escrow Agent, to:






with a copy in any such case to the Representative, to:

                                        Gerard Klauer Mattison & Co., LLC
                                        529 Fifth Avenue
                                        New York, New York

                                        Attention:  Dominic A. Petito
                                        Telephone: (212) 885-4100
                                        Facsimile:  (212) 338-8991





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                                                                              18




                                        With a copy to:

                                        Paul, Weiss, Rifkind, Wharton & Garrison
                                        1285 Avenue of the Americas
                                        New York, New York  10019-6064

                                        Attention:  Mitchell S. Fishman, Esq.
                                        Telephone: (212) 373-3000
                                        Facsimile:  (212) 757-3990

                       11.3. Entire Agreement. This Agreement is entered into and delivered pursuant to the Indemnification Agreement and as such contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

                       11.4. Waivers and Amendments. This Agreement may be amended, extended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties, or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

                       11.5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS




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                                                                              19




OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

                       11.6. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable except by operation of law, and any purported assignment in violation hereof shall be null and void.

                       11.7. Further Assurances. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

                       11.8. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.






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                                                                              20



                       11.9. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. All references in this Agreement to Sections shall be deemed references to such parts of this Agreement, unless expressly specified otherwise herein.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    ESCROW AGENT:

                                            [_____]



                                            By:___________________________
                                               Name:
                                               Title:



                                            ______________________________
                                            Harry Acker


                                    COMPANY:

                                        SLEEPY'S, INC.

                                            By:___________________________
                                               Name:
                                               Title:







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